Exhibit 10.15
AMENDED AND RESTATED COMMITMENT AGREEMENT
     This Amended and Restated Commitment Agreement (the “Agreement”) is made and entered into on this 30th day of November, 2006 between Union Charter Capital VII, Inc., their nominees or assigns (the “Investor”) and Synthesis Energy Systems, Inc., a Delaware corporation (the “Corporation”).
     A. The Investor, Tamborine Holdings, Inc., a Mississippi corporation (“Tamborine”), SES Acquisition Corporation, a Florida corporation (“Acquisition”), Synthesis Energy Holdings, Inc., a Florida corporation (“Holdings”), and certain shareholders of Holdings are party to an agreement dated as of March 18, 2005, as amended (the “Original Agreement”), regarding certain capital commitments of Investor;
     B. The Corporation is the successor of Tamborine, Acquisition and Holdings as a result of a reorganization and merger which occurred in April of 2005.
     C. The Corporation and the Investor desire to amend and restate the Original Agreement in its entirety to reflect the correction of a mutual mistake as to the actual terms of the Original Agreement.
     D. The Corporation and the Investor desire to correct the following mistakes as to Section 1(d) of the Original Agreement: (i) the expiration date of the Investor’s right to acquire shares from the Corporation, (ii) the purchase price of the shares to be acquired from the Corporation and (iii) the number of shares that the Investor may acquire from the Corporation.
     NOW, THEREFORE, for and in consideration of the premises, and the mutual and dependent promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety as follows:
     1. Right to Acquire Shares. In consideration of services rendered to the Corporation pursuant to the terms of the agreement between the Corporation and the Investor dated March 17, 2006, the Investor is entitled to a right to purchase up to 2,000,000 shares of the Corporation’s common stock at a purchase price of $2.50 per share, such right to be exercised in the sole discretion of the Investor on or prior to June 30, 2007. Upon exercise, the Investor shall have the right to purchase all or a portion of the 2,000,000 shares, but if the Investor purchases less than 2,000,000 shares, the right to acquire any additional shares shall expire immediately upon exercise.
     2. Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all the parties hereto with respect to any of the terms contained herein. No course of dealing between or among the parties shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     3. Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing to be effective,
     4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.
     5. Governing Law. The Agreement shall be governed by the internal laws of the State of Texas as to all matters, including but not limited to matters of validity, construction, effect and performance.
     6. Counterparts. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signatures need not be on the same page and shall be deemed effective upon receipt.
     7. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Regulations, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by one of its duly authorized officers, all as of the date first written above.

UNION CHARTER CAPITAL VII, INC.

By:	/s/ David A. Schwedel

Name: David A. Schwedel
Title: Partner

SYNTHESIS ENERGY SYSTEMS, INC.

By:	/s/ Timothy E. Vail

Name: Timothy E. Vail
Title: President and Chief Executive Officer

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